Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1

Dated as of May 5, 2020

to

SENIOR SECURED TERM LOAN AGREEMENT

Dated as of July 31, 2018

THIS AMENDMENT NO. 1 (this “Amendment”) is made as of May 5, 2020 by and among Seritage Growth Properties, L.P. (the “Borrower”), Berkshire Hathaway Life Insurance Company of Nebraska, as initial lender (the “Initial Lender”), and Berkshire Hathaway Life Insurance Company of Nebraska, as Administrative Agent (the “Administrative Agent’), under that certain Senior Secured Term Loan Agreement dated as of July 31, 2018 by and among the Borrower, Seritage Growth Properties (the “Parent”), the Lenders party thereto from time to time and the Administrative Agent (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Term Loan Agreement” and, as amended by the Amendment, the “Amended Term Loan Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Amended Term Loan Agreement.

WHEREAS, the Borrower, the Initial Lender and the Administrative Agent have agreed to make certain amendments to the Existing Term Loan Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Initial Lender and the Administrative Agent hereby agree to enter into this Amendment.

1.Amendments to the Existing Term Loan Agreement.  Effective as of the Amendment No. 1 Effective Date, Section 2.06(a) of the Existing Term Loan Agreement is amended by adding the following five (5) sentences at the end thereof:

Notwithstanding the foregoing, if as of the first day of any calendar month the sum of (x) aggregate amount of unrestricted and unencumbered (other than Liens created pursuant to the Credit Documents) cash on hand of the Borrower and its Subsidiaries, minus (y) the aggregate amount of anticipated necessary expenditures for such period (such sum, “Available Cash”) is equal to or less than $30,000,000, then the Borrower shall only be obligated to make a payment of interest for such Interest Period in an amount equal to the difference between (i) Available Cash as of the first day of such calendar month and (ii) $20,000,000; provided that in no event shall the current interest payable for any Interest Period pursuant to this sentence exceed the amount of current interest for such Interest Period otherwise due hereunder.  In connection with the foregoing, on the first day of each applicable month, Borrower shall provide the Administrative Agent with a pro forma cash statement for the following thirty (30) days setting forth Available Cash and the resulting amount available for payment of interest for the applicable Interest Period as set forth above.  Any interest due and payable but not paid on the applicable Interest Payment Date (“Deferred Interest”) shall accrue interest in accordance with Section 2.06(c) (i.e. the Interest Rate plus 2.00%) (the “Deferred Interest Rate”) and shall be due and payable on the Maturity Date; provided that the Borrower shall be required to pay any Deferred Interest from Available Cash in excess of $30,000,000 (unless otherwise agreed to by Administrative Agent in its sole discretion following a request by Borrower to apply such amounts to an alternative use).  Repayment of any outstanding Deferred Interest shall be a condition to any Incremental Advances. By way of illustration, if Available Cash is $25,000,000, then the Borrower shall make a payment of interest in the amount of $5,000,000 and the remaining interest due on the applicable Interest Payment Date shall be deemed Deferred Interest and if in the following month Available Cash is $35,000,00 then Borrower shall repay the $4,333,333 of Deferred Interest at the Deferred Interest Rate (unless otherwise agreed to by Administrative Agent in its sole discretion).

2.Support for Asset Dispositions.  In connection with this Amendment, the Administrative Agent and the Lenders express their continued support for asset dispositions, subject to the Administrative Agent’s right to approve the terms of individual transactions due to the occurrence of a Financial Metric Trigger Event.

3.Conditions of Effectiveness.  The effectiveness of this Amendment (the “Amendment No. 1 Effective Date”) is subject to the satisfaction (or waiver) of the following conditions precedent:

(a)The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Required Lenders and the Administrative Agent; and

(b)The Administrative Agent shall have received payment of the reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower in connection with this Amendment pursuant to the terms of the Amended Term Loan Agreement.

4.Representations and Warranties of the Borrower.  The Borrower hereby represents and warrants as follows:

(a)This Amendment and the Amended Term Loan Agreement constitute legal, valid and binding obligations of the Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding at law or in equity).

(b)After giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing, or would result therefrom and (ii) the representations and warranties of the Loan Parties set forth in the Amended Term Loan Agreement and the other Credit Documents are true and correct in all material respects (except to the extent that any representation or warranty that is qualified by materiality shall be true and correct in all respects), provided, to the extent that any representation and warranty specifically refers to a given date or period, it shall be true and correct in all material respects as of such date or for such period.

5.Reference to and Effect on the Existing Term Loan Agreement.

(a)Upon the effectiveness hereof, each reference to the Existing Term Loan Agreement in the Amended Term Loan Agreement or any other Credit Document shall mean and be a reference to the Amended Term Loan Agreement.

(b)

The Amended Term Loan Agreement and all other documents, instruments and agreements executed and/or delivered in connection with the Existing Term Loan Agreement shall remain in full force and effect and are hereby ratified and confirmed.

(c)Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Existing Term Loan Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d)This Amendment is a Credit Document.

6.Governing Law.  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

7.Headings.  Section headings in this Amendment are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

8.Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other state laws based on the Uniform Electronic Transactions Act.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

SERITAGE GROWTH PROPERTIES, L.P.,

as the Borrower

By: Seritage Growth Properties,

its general partner

By: /s/ Matt Fernand

Name: Matthew Fernand

Title: EVP & General Counsel

Signature Page to Amendment No. 1 to

Senior Secured Term Loan Agreement

Seritage Growth Properties, L.P.

BERKSHIRE HATHAWAY LIFE INSURANCE COMPANY OF NEBRASKA,

as Administrative Agent and individually as a Lender

By: /s/ Brian Snover

Name: Brian Snover

Title: Senior Vice President

Signature Page to Amendment No. 1 to

Senior Secured Term Loan Agreement

Seritage Growth Properties, L.P.